Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Allan Drury
August 6, 2026	212-460-4111

CON EDISON REPORTS 2026 SECOND QUARTER EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2026 second quarter net income for common stock of $308 million or $0.83 a share compared with $246 million or $0.68 a share in the 2025 second quarter. Adjusted earnings (non-GAAP) were $308 million or $0.83 a share in the 2026 period compared with $240 million or $0.67 a share in the 2025 period. Adjusted earnings and adjusted earnings per share in the 2026 period exclude transaction costs associated with the strategic alternatives review of Con Edison's equity interests in Mountain Valley Pipeline, LLC (MVP) and Honeoye Storage Corporation (Honeoye). Adjusted earnings and adjusted earnings per share in the 2026 and 2025 periods exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments. Adjusted earnings and adjusted earnings per share in the 2025 period exclude accretion of the basis difference of Con Edison's equity interest in MVP, adjustments to the gain and other impacts related to the sale of all of the stock of its former subsidiary, Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses) in 2023.

For the first six months of 2026, net income for common stock was $1,232 million or $3.37 a share compared with $1,038 million or $2.93 a share in the first six months of 2025. Adjusted earnings were $1,098 million or $3.00 a share in the 2026 period compared with $1,032 million or $2.91 a share in the 2025 period. Adjusted earnings and adjusted earnings per share in the 2026 period exclude transaction costs associated with the strategic alternatives review of Con Edison's equity interests in MVP and Honeoye, the gain on the sale of Con Edison's equity interest in MVP and the effects of HLBV accounting for tax equity investments. Adjusted earnings and adjusted earnings per share in the 2026 and 2025 periods exclude accretion of the basis difference of Con Edison's equity interest in MVP. Adjusted earnings and adjusted earnings per share in the 2025 period exclude adjustments to the gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses in 2023.

“Con Edison continues to deliver nation-leading electric service reliability, reflecting the strength of our business model, disciplined infrastructure investments, and the dedication and expertise of our workforce," said Tim Cawley, Chairman and CEO of Con Edison. "We are investing to further strengthen reliability and system resilience, including preparing our network for periods of extreme heat, and redoubling our efforts to keep our service affordable for all customers while continuing to support New York's clean energy transition. Our targeted investments benefit our customers, support economic growth, and provide a foundation for stable, long-term returns for investors."

“Our second-quarter results reflect the strength and resilience of our business and reinforce confidence in our long-term strategy,” said Kirk Andrews, Senior Vice President and CFO of Con Edison. “Year-to-date results continue to be in line with expectations. Our vibrant market and the growing momentum for the electrification of buildings and transportation support our confidence that we will provide solid shareholder value for years to come. We expect to have 28 new substations in service by 2035, along with tens of billions of dollars in other capital investments we plan to make to meet our customers’ need for energy.”

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CON EDISON REPORTS 2026 SECOND QUARTER EARNINGS	page 2
For the year of 2026, Con Edison reaffirmed its adjusted earnings per share (non-GAAP) to be in the range of $6.00 to $6.20 per share. Adjusted earnings per share excludes the gain on the sale of Con Edison's equity interest in MVP ($(0.37) a share after-tax), accretion of the basis difference of Con Edison's equity interest in MVP ($(0.01) a share after-tax), transaction costs associated with the strategic alternatives review of Con Edison's equity interests in MVP and Honeoye and the effects of HLBV accounting for tax equity investments, the amounts of which will not be determinable until year-end. Accordingly, the company is unable to provide equivalent measures determined in accordance with generally accepted accounting principles in the United States of America (GAAP).

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three and six months ended June 30, 2026 and 2025. See Attachments B and C for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three and six months ended June 30, 2026 compared to the respective 2025 periods.

The company's 2026 Second Quarter Form 10-Q is being filed with the Securities and Exchange Commission. A second quarter 2026 earnings release presentation will be available at www.conedison.com. (Select "For Investors" and then select "Press Releases.")

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CON EDISON REPORTS 2026 SECOND QUARTER EARNINGS	page 3
This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “goal,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and may be subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber attack could adversely affect it; artificial intelligence is an emerging area of technology that has the potential to impact various aspects of its and its subsidiaries’ business operations and customer interactions; the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it faces risks related to health epidemics and other outbreaks; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions, inflation and the imposition of tariffs (or subsequent changes to tariffs once announced or implemented); and it also faces other risks that are beyond its control. This list of factors is not all-inclusive because it is not possible to predict all factors that could cause actual results or developments to differ from the forward-looking statements. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the gain on the sale of Con Edison's equity interest in MVP, accretion of the basis difference of Con Edison's equity interest in MVP, transaction costs associated with the strategic alternatives review of Con Edison's equity interests in MVP and Honeoye and the effects of HLBV accounting for tax equity investments. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.
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CON EDISON REPORTS 2026 SECOND QUARTER EARNINGS	page 4
Consolidated Edison, Inc. is a holding company that provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc. (CECONY), a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc. (O&R), a regulated utility serving customers in a 1,300-square-mile area in southeastern New York State and northern New Jersey; and Con Edison Transmission, Inc., a regulated company primarily under the oversight of the Federal Energy Regulatory Commission, that develops and invests in electric transmission projects and owns interests in electric assets.

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Attachment A

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2026	2025	2026	2025	2026	2025	2026	2025
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$0.83	$0.68	$308	$246	$3.37	$2.93	$1,232	$1,038
Loss and other impacts related to the sale of the Clean Energy Businesses in 2025 (pre-tax)	—	—	—	—	—	—	—	—
Income taxes	—	—	—	(1)	—	—	—	(1)
Loss and other impacts related to the sale of the Clean Energy Businesses in 2025 (net of tax)	—	—	—	(1)	—	—	—	(1)
Accretion of the basis difference of Con Edison's equity interest in MVP (pre-tax)	—	(0.01)	—	(3)	(0.01)	(0.02)	(3)	(6)
Income taxes (a)	—	—	—	1	—	—	1	1
Accretion of the basis difference of Con Edison's equity interest in MVP (net of tax)	—	(0.01)	—	(2)	(0.01)	(0.02)	(2)	(5)
Transaction costs associated with the strategic alternatives review of Con Edison's equity interests in MVP and Honeoye (pre-tax)	—	—	1	—	0.01	—	4	—
Income taxes (b)	—	—	—	—	—	—	(1)	—
Transaction costs associated with the strategic alternatives review of Con Edison's equity interests in MVP and Honeoye (net of tax)	—	—	1	—	0.01	—	3	—
Gain on the sale of Con Edison's equity interest in MVP (pre-tax)	—	—	—	—	(0.52)	—	(189)	—
Income taxes (c)	—	—	—	—	0.15	—	55	—
Gain on the sale of Con Edison's equity interest in MVP (net of tax)	—	—	—	—	(0.37)	—	(134)	—
HLBV effects (pre-tax)	—	—	(1)	(4)	—	—	(1)	—
Income taxes (d)	—	—	—	1	—	—	—	—
HLBV effects (net of tax)	—	—	(1)	(3)	—	—	(1)	—
Adjusted earnings per share and adjusted earnings (non-GAAP basis)	$0.83	$0.67	$308	$240	$3.00	$2.91	$1,098	$1,032

(a)The amount of income taxes was calculated using a combined federal and state income tax rate of 25% for the six months ended June 30, 2026 and 21% for the three and six months ended June 30, 2025.
(b)The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three and six months ended June 30, 2026.
(c)The amount of income taxes was calculated using a combined federal and state income tax rate of 29% for the six months ended June 30, 2026.
(d)The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three and six months ended June 30, 2026 and 23% for the three months ended June 30, 2025.

Attachment B

Variation for the Three Months Ended June 30, 2026 vs. 2025
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base and timing of billing of rate increase	$25	$0.07
Higher gas rate base and timing of billing of rate increase	23	0.06
Lower other interest expense	9	0.03
Lower electric operations and maintenance expense	9	0.02
Higher income from allowance for funds used during construction	4	0.01
Dilutive effect of issuance of common shares	—	(0.02)
Other	4	0.01
Total CECONY	74	0.18
O&R (a)
Electric base rate increase	3	0.01
Gas base rate increase	2	—
Higher interest expense on long-term debt	(3)	(0.01)
Other	(2)	—
Total O&R	—	—
Con Edison Transmission
Accretion of the basis difference of Con Edison's equity interest in MVP	(2)	(0.01)
Transaction costs associated with the strategic alternatives review of Con Edison's equity interests in MVP and Honeoye	(1)	—
Total Con Edison Transmission	(3)	(0.01)
Other, including parent company expenses (b)
Higher other interest expense	(2)	(0.01)
HLBV effects	(2)	—
Loss and other impacts related to the sale of the Clean Energy Businesses in 2025	(1)	—
Higher income tax expense	(1)	—
Other	(3)	(0.01)
Total Other, including parent company expenses	(9)	(0.02)
Total Reported (GAAP basis)	$62	$0.15
Accretion of the basis difference of Con Edison's equity interest in MVP	2	0.01
HLBV effects	2	—
Loss and other impacts related to the sale of the Clean Energy Businesses in 2025	1	—
Transaction costs associated with the strategic alternatives review of Con Edison's equity interests in MVP and Honeoye	1	—
Total Adjusted (Non-GAAP basis)	$68	$0.16
(a)Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. The Utilities' gas and CECONY’s steam sales are subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

(b)Other includes the parent company, Con Edison's tax equity investments and consolidation adjustments.

Attachment C

Variation for the Six Months Ended June 30, 2026 vs. 2025
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	33	0.09
Higher gas rate base	26	0.07
Higher income from allowance for funds used during construction	6	0.02
Dilutive effect of issuance of common shares	—	(0.09)
Other	(3)	(0.01)
Total CECONY	62	0.08
O&R (a)
Electric base rate increase	8	0.02
Gas base rate increase	4	0.01
Higher interest expense on long-term debt	(6)	(0.02)
Total O&R	6	0.01
Con Edison Transmission
Gain on the sale of Con Edison's equity interest in MVP	134	0.37
Transaction costs associated with the strategic alternatives review of Con Edison's equity interests in MVP and Honeoye	(3)	(0.01)
Accretion of the basis difference of Con Edison's equity interest in MVP	(3)	(0.01)
Other	2	0.01
Total Con Edison Transmission	130	0.36
Other, including parent company expenses (b)
Higher income tax expense	(3)	(0.01)
Higher other interest expense	(2)	(0.01)
Loss and other impacts related to the sale of the Clean Energy Businesses in 2025	(1)	—
HLBV effects	1	—
Other	1	0.01
Total Other, including parent company expenses	(4)	(0.01)
Total Reported (GAAP basis)	$194	$0.44
Gain on the sale of Con Edison's equity interest in MVP	(134)	(0.37)
HLBV effects	(1)	—
Accretion of the basis difference of Con Edison's equity interest in MVP	3	0.01
Transaction costs associated with the strategic alternatives review of Con Edison's equity interests in MVP and Honeoye	3	0.01
Loss and other impacts related to the sale of the Clean Energy Businesses in 2025	1	—
Total Adjusted (Non-GAAP basis)	$66	$0.09
(a)Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. The Utilities' gas and CECONY’s steam sales are subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

(b)Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, the sale and transfer of which was completed in January 2025.